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                                  Exhibit 10.1

                                 URS CORPORATION
                           1999 EQUITY INCENTIVE PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

         Pursuant to the Restricted Stock Award Grant Notice ("Grant Notice") and this Restricted Stock Award Agreement (collectively, the "Award") and in consideration of your past services, URS Corporation (the "Company") has awarded you a restricted stock award under its 1999 Equity Incentive Plan (the "Plan") for the number of shares of the Company's Common Stock subject to the Award indicated in the Grant Notice. Except where indicated otherwise, defined terms not explicitly defined in this Restricted Stock Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your Award are as follows:

         1. VESTING. Subject to the limitations contained herein and the provisions contained in the employment agreement that you entered into with the Company on December 16, 1991, as amended from time to time (the "Employment Agreement"), and subject to acceleration under certain circumstances set forth below, your Award shall vest as provided in the Grant Notice. The shares subject to your Award will be held by the Company until your interest in such shares vests. As each portion of your interest in the shares vests, the Company shall issue you a stock certificate covering such vested shares.

         2. NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

         3. PAYMENT. This Award was granted in consideration of your past services to the Company. You will not be required to make any payment to the Company with respect to your receipt of the Award or the vesting thereof.

         4. SECURITIES LAW COMPLIANCE. You will not be issued any shares under your Award unless the shares are either (a) then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

         5. TRANSFER RESTRICTIONS. Prior to the time that they have vested, you may not transfer, pledge, sell or otherwise dispose of the shares subject to the Award. For example, you may not use shares subject to the Award that have not vested as security for a loan. In addition, you may not transfer, pledge, sell or otherwise dispose of the shares subject to the Award that have vested at any time when applicable securities laws or Company policies would prohibit such a transfer. This restriction on the transfer of vested shares will lapse upon your termination of Continuous Service.

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         6. TERMINATION OF CONTINUOUS SERVICE.

            (a) Except as may be provided in your Employment Agreement (subject, however, to Section 8 hereof), in the event your Continuous Service terminates for reasons other than your death or Disability (as that term is defined in your Employment Agreement), you will be credited with the vesting that has accrued under your Award as of the date of your termination of Continuous Service. Except as may be provided in your Employment Agreement (subject, however, to Section 8 hereof), you will accrue no additional vesting of your Award following your termination of Continuous Service. To the extent your Award is not vested on the date of your termination, it shall automatically lapse on such date.

            (b) In the event your Continuous Service terminates due to your death, the Award automatically shall become vested in full as of the date of your death and your rights under the Award shall pass by will or the laws of descent and distribution.

            (c) In the event your Continuous Service terminates due to your Disability (as that term is defined in your Employment Agreement), the Award automatically shall become vested in full as of the date of your termination of Continuous Service.

         7. ATTAINMENT OF AGE 65. In the event that you attain age sixty-five
(65) prior to the date on which your Continuous Service terminates, the Award automatically shall become vested in full as of your sixty-fifth (65th) birthday.

         8. CHANGE IN CONTROL. In the event of a Change in Control (as defined below) prior to the date on which your Continuous Service terminates, the Award automatically shall become vested in full as of the effective date of the Change in Control. For purposes of the Award, "Change in Control" means that one of the following events has occurred after the Date of Grant:

            (a) A change in control of the Company required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (b) A change in the composition of the Company's Board of Directors (the "Board"), as a result of which fewer than two-thirds of the incumbent directors were either (A) directors of the Company twenty-four (24) months prior to such change or (B) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who were directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or

            (c) Any person is or becomes the beneficial owner of securities of the Company representing twenty percent (20%) or more of the Company's Base Capital Stock. Notwithstanding the preceding clause:

                (i) the beneficial ownership by a person of twenty percent (20%) or more, but less than a majority, of the Base Capital Stock shall not constitute a Change in Control if such beneficial ownership was acquired in the ordinary


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            course of such person's business and not with the purpose or effect of changing or influencing the control of the Company and if such person is eligible to file a short-form statement on Schedule 13G under Rule 13d-1 under the Exchange Act with respect to such beneficial ownership;

                (ii) the beneficial ownership by a person of twenty percent (20%) or more of the Base Capital Stock directly as a result of a reduction in the aggregate number of outstanding shares of Base Capital Stock shall not constitute a Change in Control unless and until, subsequent to such reduction, such person increases in any manner such person's beneficial ownership of Base Capital Stock; and

                (iii) the beneficial ownership by the RCBA Group of twenty percent (20%) or more of the Base Capital Stock shall not constitute a Change in Control unless and until either (a) the RCBA Group is or becomes the beneficial owner of twenty percent (20%) or more of the Base Capital Stock, excluding from the numerator for purposes of such calculation the RCBA Preferred Investment Shares, (b) the RCBA Group is or becomes the beneficial owner of more than fifty percent (50%) of the Base Capital Stock, including in the numerator for purposes of such calculation the RCBA Preferred Investment Shares, or (c) a third person not affiliated with the RCBA Group as of the date of this Agreement directly or indirectly acquires control of the RCBA Group.

         For purposes of this clause (c):

                      (1) "Base Capital Stock" means the combined voting power
                of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors;

                      (2) "Beneficial owner," "beneficial ownership" and
                "person" have the meanings as such terms are used in Sections 13(d) and 14(d) of the Exchange Act;

                      (3) "RCBA Group" means Richard C. Blum & Associates, Inc.
                ("RCBA") and any person "affiliated" with RCBA (within the meaning of the Exchange Act); and

                      (4) "RCBA Preferred Investment Shares" means (i) shares of the Company's Series B Preferred Stock, (ii) additional shares of Series B Preferred Stock issued in payment of dividends on the Series B Preferred Stock, (iii) shares of the Company's Common Stock issued upon the conversion of the Series B Preferred Stock in accordance with its terms, and (iv) shares of other securities of the Company issued in exchange for the Series B Preferred Stock in accordance with its terms.

The definitions of "Change in Control" contained in the Plan and in your Employment Agreement shall have no application to the Award.

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         9. RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

         10. RIGHTS AS A STOCKHOLDER. You shall exercise all rights and privileges of a stockholder of the Company with respect to the shares subject to your Award. You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested.

         11. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to (i) alter the terms of your Employment Agreement or (ii) create in any way whatsoever any obligation on your part to continue in the employ of the Company or any affiliate thereof, or on the part of the Company or any affiliate thereof to continue your employment or service. In addition, nothing in your Award shall obligate the Company or any affiliate thereof, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or any affiliate thereof.

         12. WITHHOLDING OBLIGATIONS.

             (a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any affiliate thereof, if any, which arise in connection with your Award. Such withholding obligations may be satisfied by your relinquishment of your right to receive a portion of the shares otherwise issuable to you pursuant to the Award; provided, however, that you shall not be authorized to relinquish your right to shares with a fair market value in excess of the amount required to satisfy the minimum amount of tax required to be withheld by law.

             (b) Unless the tax withholding obligations of the Company and/or any affiliate thereof are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

         13. TAX CONSEQUENCES. The acquisition and vesting of the shares may have adverse tax consequences to you that may be mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within thirty (30) days after the date of the grant of your Award. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE
SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR
BEHALF.

         14. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

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         15. MISCELLANEOUS.

             (a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

             (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

             (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

         16. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.


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